Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
 OF
PAPA JOHN’S INTERNATIONAL, INC.

ARTICLE I
Offices

SECTION 1.     Registered Office.  The registered office of the Corporation shall be in Wilmington, New Castle County, Delaware.  The registered agent of the Corporation in the State of Delaware shall be appointed from time to time by the Board of Directors.

SECTION 2.     Other Offices.  The Corporation may also have a place of business and other offices at any place or places within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

SECTION 1.     Place of Meetings.  All meetings of the stockholders shall be held at any place within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, or if not so designated, the principal place of business of the Corporation in Louisville, Kentucky.  The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication as permitted by statute.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

SECTION 2.     Annual Meeting.  The annual meeting of stockholders shall be held at the date and time designated by the Board of Directors and stated in the notice of meeting. At the annual meeting, the stockholders shall elect directors and transact any other business properly brought before the meeting.

SECTION 3.     Special Meetings.  Subject to the rights of the holders of any series of the Corporation’s Preferred Stock, a special meeting of stockholders, unless otherwise required by statute, may be called at any time only by (a) the Board of Directors, (b) the Chairman of the Board of the Corporation, or (c) the holders of not less than 60% of the shares entitled to vote at the special meeting.

SECTION 4.     Notice of Meetings.  Except as otherwise permitted or required by applicable laws and regulations, notice of each annual and special meeting of stockholders stating the date, place, if any, and hour of the meeting; the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.  Notice may be given in any manner permitted by applicable laws and regulations, and shall be deemed given at the time prescribed by applicable laws and regulations for such manner of notice. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 and Section 233 of the General Corporation Law of the State of Delaware.  Notice of any meeting shall not be required to be given to any person who attends the meeting, except when the person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, submits a signed written waiver of notice, or an electronically transmitted waiver of notice, in person or by proxy.  Neither the business to be transacted at, nor the purpose or purposes of, an annual or special meeting of stockholders need be specified in any waiver of notice.

SECTION 5.     List of Stockholders.  After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.   The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in any manner permitted by statute.  The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is held solely by remote communication, the list shall be open to examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the network shall be provided with the notice of the meeting.  If the list is available on an electronic network, the Corporation may take reasonable steps to ensure that the list is available only to stockholders of the Corporation.  The stock ledger shall be the only evidence as to the stockholders who are entitled to the list described in this section or to vote at any meeting of stockholders.

SECTION 6.     Quorum, Adjournments.  The holders of a majority of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting, except as otherwise required by statute or by the Corporation’s Amended and Restated Certificate of Incorporation as the same may be amended from time to time (“Certificate of Incorporation”).  If, however, a quorum is not present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time, but no other business shall be transacted at the meeting.  Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty days, or, if after adjournment a new record date is fixed, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and or any adjournment of that meeting unless a new record date is set for the adjourned meeting.

SECTION 7.     Organization.  At each meeting of stockholders, the Chairman of the Board or the President, or the lead director if one shall have been elected, shall act as chairman of the meeting. The Secretary or, in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.     Order of Business and Conduct of Meetings.  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.  The Board of Directors may adopt by resolution any rules and regulations for the conduct of the meeting of stockholders as it deems appropriate.  Except to the extent inconsistent with rules and regulations adopted by the Board of Directors, the chairman of any meeting of stockholders shall have authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting.  The rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or any other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; and (v) limitations on the time allotted to questions or comments by participants.

SECTION 9.     Voting and Proxies.  Except as otherwise required by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote on each matter for each share of capital stock of the Corporation held by the stockholder on the record date for such meeting.  Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed or otherwise authorized in accordance with statute by the stockholder or the stockholder’s attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered or transmitted to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote on the subject matter, present in person or represented by proxy, shall decide any question brought before the meeting, other than the election of directors or unless the question is one upon which by express provision of statute, or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case the express provision shall govern. Except as provided in the Certificate of Incorporation or required by law, at any meeting for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast with respect to the director, provided that if as of the record date for such meeting the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.  Any vote by written ballot may be taken by any means of electronic transmission, and the written ballot shall be deemed signed, if the electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

SECTION 10.   Inspectors.  The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. If any of the inspectors so appointed shall fail to appear or shall be unable to act, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the numbers of shares of capital stock of the Corporation outstanding and the voting power of each; determine the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots; count all votes and ballots; determine when the polls shall close; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and do any other acts that may be proper to conduct the meeting. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders or employees of the Corporation.

ARTICLE III
Board of Directors

SECTION 1.     Number and Qualifications.  The number of directors which shall constitute the whole Board of Directors shall not be fewer than three nor more than fifteen, unless otherwise provided in the Certificate of Incorporation.  Within the limits above, the number of directors shall be determined by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum. Any incumbent director who is nominated for election by the Board of Directors or a committee thereof shall, as a condition to such nomination submit a conditional and, in the case of an uncontested election, irrevocable letter of resignation to the Chairman of the Board. If an incumbent director is not elected, the Corporate Governance and Nominating Committee will consider the conditional resignation of such nominee and make a recommendation to the Board of Directors on whether to accept or reject the conditional resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director whose conditional resignation is being considered will not participate in the Committee’s recommendation or the Board of Directors’ decision. In addition, if there are not at least two members of the Corporate Governance and Nominating Committee who either were elected at the meeting or did not stand for election, then each of the independent members of the Board of Directors who either were elected at the meeting or did not stand for election shall appoint a committee amongst themselves to consider the resignation offer and recommend to the Board of Directors whether to accept it (which committee of the independent members shall act in lieu of the Corporate Governance and Nominating Committee with respect to the resignation offer in such situation). Each director shall hold office for the term for which he is elected and until his successor shall have been duly elected and qualified or until death, or until he or she shall have resigned or have been removed or disqualified in accordance with these By-Laws and the Certificate of Incorporation.

SECTION 2.     Place of Meetings.  Meetings of the Board of Directors shall be held at any place, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified  in the notice of any such meeting.

SECTION 3.     Annual Meeting.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where the annual meeting of stockholders is held. Notice of the meeting need not be given. If the annual meeting of the Board of Directors is not so held, the annual meeting shall be held at the time or place specified in a notice given as provided in Section 6 of this Article III.

SECTION 4.     Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting is a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour on the next succeeding business day (unless the Chairman of the Board or the lead director, if one shall have been elected, determines otherwise). Notice of regular meetings of the Board of Directors need not be given unless required by statute or these By-Laws.

SECTION 5.     Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, by the lead director, if one shall have been elected, by three or more directors of the Corporation or by the Chief Executive Officer.

SECTION 6.     Notice of Meetings.  Notice of the time and place of each special meeting of the Board of Directors (and of each regular meeting for which notice is required) shall be given by the Secretary as provided in this Section 6.  Unless otherwise required by these By-Laws, the notice need not state the purpose or purposes of the meeting.  Notice may be given in any manner permitted by statute. Notice need not be given to any director who, either before or after the meeting, signs and submits a written waiver of notice, submits a waiver by electronic transmission, or attends the meeting, except when he or she attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.     Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be regarded as the act of the Board of Directors. Whether a quorum is present or otherwise, a majority of the directors present at a meeting of the Board may adjourn the meeting to another time and place. Notice of the time and place of any adjourned meeting shall be given to all of the directors unless the time and place were announced at the meeting at which the adjournment was taken, in which case the notice shall only be given to the directors who were not present at the original meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 8.     Organization.  At each meeting of the Board of Directors, the Chairman of the Board or, at the request of the Chairman of the Board or in his or her absence or if one shall not have been elected, the lead director, or if one shall not have been elected, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary or, in his or her absence or if one shall not have been elected, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 9.     Resignations.  Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any such resignation shall be effective when the resignation is delivered to the Corporation, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  The acceptance of a resignation shall not be necessary to make it effective.

SECTION 10.   Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 11.   Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee such powers and authority as the committee deems appropriate.

Except to the extent restricted by statute or the Certificate of Incorporation, each committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each committee shall serve at the pleasure of the Board of Directors and have the name determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Except as the Board of Directors may otherwise determine or as provided in these By-Laws, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in a committee’s rules, the business of each committee shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

SECTION 12.   Action by Consent.  Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 13.   Telephonic Meeting.  Unless restricted by the Certificate of Incorporation,  any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or the committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
Officers

SECTION 1.     Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a President, one or more Vice Presidents (including Senior, Executive Vice Presidents or other classifications of Vice Presidents), a Secretary and a Treasurer. If the Board of Directors so wishes, it may also elect other officers (including a Chief Executive Officer, one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, except that in no event shall the Chief Executive Officer or President be the same person as the Secretary, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until death, or until he or she shall have resigned or have been removed or disqualified, as provided in these By-Laws.

SECTION 2.     Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.     Removal.  Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors.

SECTION 4.     Chairman of the Board.  If present, the Chairman of the Board shall preside at all meetings of the Board of Directors, or request the lead director, if one shall have been elected, to preside.  The Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall advise and counsel with the Chief Executive Officer, President, and other executives of the Corporation, and shall perform any other duties assigned to him or her by the Board of Directors.

SECTION 5.     Chief Executive Officer.  The Chief Executive Officer, if any, shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors shall specify from time to time.

SECTION 6.     President.  The President shall be charged with the general supervision of the management and policy of the Corporation, subject to the authority of the Board of Directors, the Chairman and the Chief Executive Officer.  The President shall perform all duties commonly incident to the office of president and any other duties assigned to him or her by the Board of Directors or the Chairman of the Board.

SECTION 7.     Vice President.  Each Vice President shall perform all duties assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. At the request of the President or in the event of his or her inability or refusal to act, the Vice President, or if there is more than one, the Vice Presidents in the order determined by the Board of Directors (or if there has been no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

SECTION 8.     Treasurer.  The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation.  The Treasurer shall render to the Chairman, the Chief Executive Officer, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

SECTION 9.           Secretary.  The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors.  The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

SECTION 10.         The Assistant Treasurer.  The Assistant Treasurer, if any, or if there is more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there has been no such determination, then in the order of their election), shall, in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and any other duties assigned to him or her by the Board of Directors.

SECTION 11.         The Assistant Secretary.  The Assistant Secretary, if any, or if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there has been no such determination, then in the order of their election), shall, in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and any other duties assigned to him or her by the Board of Directors.

SECTION 12.         Officers’ Bond or Other Security.  If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

SECTION 13.         Compensation.  The compensation of the officers of the Corporation for their services as officers shall be fixed from time to time by or under the oversight of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V
Stock Certificates and Their Transfer

SECTION 1.           Stock Certificates.  The shares of the Corporation shall be represented by certificates, unless the Board of Directors provides by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.  Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  The powers, designations, preferences and relative, participating, optional or other special rights of each class of the Corporation’s stock or any series of any class and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate which the Corporation shall issue to represent the class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the Corporation shall issue to represent any class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and/or rights.

SECTION 2.           Facsimile Signatures.  Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 3.           Lost Certificates.  The  Corporation may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the  Corporation may,   as a condition precedent to the issuance thereof, require the owner of the alleged lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of the new certificate or uncertificated shares.  The Corporation may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

SECTION 4.           Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Whenever any transfer of stock is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates or uncertificated shares are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5.           Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.           Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or uncertificated shares of the Corporation.

SECTION 7.           Fixing the Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day next preceding the day when notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may, in its discretion, fix a new record date for the adjourned or postponed meeting.

SECTION 8.           Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI
General Provisions

SECTION 1.           Dividends.  Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2.           Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 3.           Fiscal Year.  The fiscal year of the Corporation shall end on the last Sunday of each calendar year or such other date designated by resolution of the Board of Directors.

SECTION 4.           Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 5.           Execution of Contracts, Deeds, Etc.  The Board of Directors may authorize any officer or officers, or agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all contracts, deeds, bonds, mortgages and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 6.           Voting of Stock in Other Corporations or Entities.  Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President or any Vice President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or holder of an equity interest in any other corporation or entity, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation or entity.  In the event one or more attorneys or agents are appointed, the Chairman of the Board, the Chief Executive Officer, or the President or any Vice President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the Chief Executive Officer,  or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation or under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

SECTION 7.           Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of the action.

SECTION 8.     Facsimile Signatures.  In addition to the provisions for use of facsimile signatures specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or any committee thereof.

SECTION 9.     Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within the other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 10.   Severability.  Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

SECTION 11.   Form of Records.  Any records required by these By-Laws or otherwise maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, computer diskettes and discs, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

ARTICLE VII

ELECTRONIC TRANSMISSION

When used in these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE VIII
Amendments

These By-Laws may be amended or repealed or new by-laws adopted as provided by the Certificate of Incorporation.